As filed with the Securities and Exchange Commission on October 1, 2009
Registration No. 333-41995

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALIFAX CORPORATION OF VIRGINIA
(Exact name of registrant as specified in its charter)

Virginia	54-0829246
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5250 Cherokee Avenue
Alexandria, Virginia 22312
(703) 750-2400

(Address of Principal Executive Offices; Zip Code)
Key Employee Stock Option Plan and
Non-Employee Directors Stock Option Plan

(Full title of the plan)
Charles L. McNew
President and Chief Executive Officer
Halifax Corporation
5250 Cherokee Avenue
Alexandria, Virginia 22312
(703) 658-2400

(Name and address of agent for service; Telephone number,
including area code, of agent for service )
Copies to:
Jane K. Storero
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103-6998
(215) 569-5500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
     This Post-Effective Amendment No. 1 to Registration Statement No. 333-41995 on Form S-8 filed with the Securities and Exchange Commission on December 11, 1997 is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 201,990 shares of common stock of Halifax Corporation of Virginia issuable pursuant to the Key Employee Stock Option Plan and Non-Employee Directors Stock Option Plan (the “Plan”). 78,010 shares of the 280,000 shares of common stock registered on the above-referenced Registration Statement, were issued pursuant to the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on September 30, 2009.

HALIFAX CORPORATION OF VIRGINIA
By:	/s/ Charles L. McNew
Charles L. McNew
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the date indicated and in the capacities indicated.

NAME	TITLE	DATE

/s/ Charles L. McNew Charles L. McNew	President and Chief Executive Officer (Principal Executive Officer) and Director	September 30, 2009

/s/ Joseph Sciacca Joseph Sciacca	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2009

/s/ John H. Grover John H. Grover	Director	September 30, 2009

/s/ Thomas L. Hewitt Thomas L. Hewitt	Director	September 30, 2009

/s/ Donald M. Ervine Donald M. Ervine	Director	September 30, 2009

Arch C. Scurlock, Jr.	Director	September 30, 2009

/s/ Daniel R. Young Daniel R. Young	Director	September 30, 2009

/s/ John M. Toups John M. Toups	Director	September 30, 2009